Exhibit 99.(h)(8)(iv)

Schedule C

Dated April 30, 2015
To The
Expense Limitation Agreement
Dated July 29, 2013
Between
Touchstone Strategic Trust and Touchstone Advisors, Inc.

FYE 12/31	Class	Expense Limit	Termination Date
Touchstone Dynamic Equity Fund	A	1.55%	April 30, 2016
	C	2.30%	April 30, 2016
	Y	1.30%	April 30, 2016
	Institutional	1.25%	April 30, 2016
Touchstone Conservative Allocation Fund	A	0.49%	April 30, 2016
	C	1.24%	April 30, 2016
	Y	0.24%	April 30, 2016
	Institutional	0.24%	April 30, 2016
Touchstone Balanced Allocation Fund	A	0.49%	April 30, 2016
	C	1.24%	April 30, 2016
	Y	0.24%	April 30, 2016
	Institutional	0.24%	April 30, 2016
Touchstone Moderate Growth Allocation Fund	A	0.49%	April 30, 2016
	C	1.24%	April 30, 2016
	Y	0.24%	April 30, 2016
	Institutional	0.24%	April 30, 2016
Touchstone Growth Allocation Fund	A	0.49%	April 30, 2016
	C	1.24%	April 30, 2016
	Y	0.24%	April 30, 2016
	Institutional	0.24%	April 30, 2016

This Schedule C to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/Terrie Wiedenheft

TOUCHSTONE ADVISORS, INC.

By:	/s/Terrie Wiedenheft

By:	/s/Steve Graziano